Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of DWS Municipal Trust on Form N-1A ("Registration Statement") of our report dated July 24, 2006, February 26, 2007, as to the statement of cash flow and to the effects of the restatement discussed in Note J relating to the financial statements and financial highlights which appears in the May 31, 2006 Annual Report to Shareholders of DWS High Yield Tax Free Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm and Reports to Shareholders" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 2007

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of DWS Municipal Trust on Form N-1A ("Registration Statement") of our report dated July 24, 2006, February 26, 2007, as to the statement of cash flow and to the effects of the restatement discussed in Note J relating to the financial statements and financial highlights which appears in the May 31, 2006 Annual Report to Shareholders of DWS Managed Municipal Bond Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm and Reports to Shareholders" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 2007